Exhibit 99.1

New Relic Announces Fourth Quarter and Full Fiscal Year 2019 Results
Fourth quarter revenue increased 34% year-over-year to $132.1 million
Quarterly GAAP operating loss of $(15.4) million; Non-GAAP operating income of $3.8 million
New Relic Introduces New Relic One, Empowering Teams to Accelerate Innovation and Deliver More Perfect Software Faster
San Francisco – May 14, 2019 – New Relic, Inc. (NYSE: NEWR), the industry’s largest and most comprehensive cloud-based instrumentation platform built to help customers create more perfect software, today announced financial results for the fourth quarter and full fiscal year 2019 ended March 31, 2019.
“FY19 was a very productive year for New Relic. Our focus on the high end of the market drove expansion within our enterprise customer base and contributed to top and bottom line results that exceeded our guidance ranges,” said Lew Cirne, CEO and founder of New Relic. “We are kicking off FY20 with the launch of New Relic One [https://newerelic.com/press-release/20190514-2], the industry’s first entity-centric observability platform, designed to help our customers with complex environments find, visualize and understand everything they need to create more perfect software. New Relic One is also our platform for delivering brand new innovations to market -- and we expect to end the year with at least nine paid products.”
Fourth Quarter Fiscal Year 2019 Financial Highlights*:

•	Revenue of $132.1 million, compared to $98.4 million for the fourth quarter of fiscal 2018.

•	GAAP loss from operations was $(15.4) million, compared to $(7.5) million for the fourth quarter of fiscal 2018.

•	Non-GAAP income from operations was $3.8 million, compared to $4.8 million for the fourth quarter of fiscal 2018.

•	GAAP net loss attributable to New Relic per share, basic and diluted, was $(0.30), compared to $(0.13) per basic share for the fourth quarter of fiscal 2018.

•	Non-GAAP net income attributable to New Relic per diluted share was $0.13, compared to $0.09 per diluted share for the fourth quarter of fiscal 2018.

•	Cash, cash equivalents and short-term investments were $744.7 million at the end of the fourth quarter of fiscal 2019, compared with $722.3 million at the end of the third quarter of fiscal 2019.

Fiscal 2019 Financial Highlights*:

•	Revenue of $479.2 million, up 35% compared with fiscal 2018.

•	GAAP loss from operations was $(33.1) million, compared with $(46.8) million for fiscal 2018.

•	Non-GAAP income (loss) from operations was $30.0 million, compared with $(1.5) million for fiscal 2018.

•	GAAP net loss attributable to New Relic per share, basic and diluted was $(0.72), compared with $(0.83) per basic share for fiscal 2018.

•	Non-GAAP net income attributable to New Relic per diluted share was $0.66, compared with net income per diluted share of breakeven for fiscal 2018.

*New Relic adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” (ASC 606) using the modified retrospective method on April 1, 2018. Unless otherwise stated, the financial metrics for reporting periods during fiscal year 2019 provided in this release are presented in compliance with ASC 606, which replaced ASC 605, “Revenue Recognition” (ASC 605). The financial metrics for reporting periods prior to fiscal year 2019 are presented as previously disclosed in conformity with ASC 605. A reconciliation between our performance with respect to certain financial metrics under ASC 606 to ASC 605 has been included in the appendix to this release.
Customer Highlights:

•	$100K+ Paid Business Accounts as of March 31, 2019 of 858, compared to 703 as of March 31, 2018.

•	61% of ARR from Enterprise Paid Business Accounts as of March 31, 2019, compared to 54% as of March 31, 2018.

•	Dollar-Based Net Expansion Rate for the fourth quarter of fiscal 2019 of 131%, compared to 141% as of the fourth quarter of fiscal 2018.
Fourth Quarter & Recent Business Highlights:

•	Recognized as a Leader in Gartner’s Magic Quadrant for Application Performance Monitoring for the seventh consecutive time. [https://newrelic.com/press-release/20190318]

•
Hosted first-ever FutureStack Tokyo event. [https://ir.newrelic.com/press-releases/Press-Release-Details/2019/New-Relic-Kicks-Off-First-Ever-FutureStack-Tokyo-Event-Helping-Customers-and-Partners-Accelerate-to-the-Future/default.aspx]

•	Advanced AIOps strategy with acquisition of SignifAI, Inc. [https://newrelic.com/press-release/20190206-2]

•	Named one of the 2019 Best Workplaces in Technology by Great Place to Work® and FORTUNE [https://newrelic.com/press-release/20190117]
Outlook:
New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	First Quarter Fiscal 2020 Outlook:

•	Revenue between $138.0 million and $140.0 million, representing year-over-year growth of between 28% and 29%, respectively.

•	Non-GAAP income from operations of between $0.5 million and $1.5 million.

•	Non-GAAP net income attributable to New Relic per diluted share of between $0.07 and $0.08.

•	Full Year Fiscal 2020 Outlook:

•	Revenue between $600.0 million and $607.0 million, representing year-over-year growth of between 25% and 27%.

•	Non-GAAP income from operations of between $20.0 million and $25.0 million.

•	Non-GAAP net income attributable to New Relic per diluted share of between $0.54 and $0.62.
Conference Call Details:

•	What: New Relic financial results for the fourth quarter and full fiscal 2019 and outlook for the first quarter and the full year of fiscal 2020

•	When: May 14, 2019 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

•
Dial in: To access the call in the U.S., please dial (833) 241-7256, and for international callers, please dial (647) 689-4220. Callers may provide confirmation number 7775818 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

•
Replay: Following the completion of the call through 11:59 PM Eastern Time on May 21, 2019, a telephone replay will be available by dialing (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 7775818.

•	.
About New Relic
New Relic is the industry’s largest and most comprehensive cloud-based instrumentation platform built to help customers create more perfect software. The world’s best software and DevOps teams rely on New Relic to move faster, make better decisions and create best-in-class digital experiences. If you run software, you need to run New Relic. Learn why more than 50% of the Fortune 100 trust New Relic to make the world’s software run at newrelic.com.

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the first quarter and the full year of fiscal 2020, such as revenue, non-GAAP income from operations, non-GAAP net income attributable to New Relic per diluted share, cash from operations, free cash flow, gross margins, operating margins, deferred revenue, capital expenditures, capitalized software, anticipated headcount, including hiring plans for the full year of fiscal 2020, fiscal 2020 capital expenditures, and market trends and opportunity, including the market opportunity for the New Relic Platform, New Relic’s anticipated enterprise momentum and ability to create value and reach revenue milestones by increasing go-to-market capacity and accelerating its innovation cadence, the number, timing, and benefits of anticipated paid products and product introductions, the value proposition of New Relic’s products and features to customers, benefits from and investments in New Relic One, New Relic’s ability to attain its instrumentation goals, and the overall pace of hiring activity and seasonality. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the development of the overall market for SaaS business software; the dependence of New

Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss) attributable to New Relic per diluted share, non-GAAP net income (loss) attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP gross profit, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP income (loss) from operations, and non-GAAP net income (loss) attributable to New Relic as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, (6) employer payroll tax expense on equity incentive plans, and (7) amortization of debt discount and issuance costs. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) attributable to New Relic divided by weighted-average shares used to compute net income (loss) attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.

Amortization of debt discount and issuance costs. In May 2018, New Relic issued approximately $500 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The effective interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. A single organization or customer may have multiple paid business accounts for separate divisions, segments, or subsidiaries. New Relic defines an enterprise paid business account as a paid business account that New Relic measures to have over 1,000 employees.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact

Tony Righetti
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
pr@newrelic.com

Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
Revenue	$132,097	$98,448	$479,225	$355,058
Cost of revenue	21,696	16,383	77,399	62,725
Gross profit	110,401	82,065	401,826	292,333
Operating expenses:
Research and development	32,112	19,646	104,859	74,332
Sales and marketing	71,975	55,006	257,066	207,021
General and administrative	21,714	14,945	73,007	57,788
Total operating expenses	125,801	89,597	434,932	339,141
Loss from operations	(15,400)	(7,532)	(33,106)	(46,808)
Other income (expense):
Interest income	4,077	687	13,103	2,190
Interest expense	(5,747)	(22)	(19,679)	(86)
Other income (expense), net	(92)	226	(1,377)	343
Loss before income taxes	(17,162)	(6,641)	(41,059)	(44,361)
Income tax provision	257	325	697	959
Net loss	$(17,419)	$(6,966)	$(41,756)	$(45,320)
Net loss attributable to redeemable non-controlling interest	580	—	$863	—
Net loss attributable to New Relic	$(16,839)	$(6,966)	$(40,893)	$(45,320)
Net loss attributable to New Relic per share, basic and diluted	$(0.30)	$(0.13)	$(0.72)	$(0.83)
Weighted-average shares used to compute net loss per share, basic and diluted	56,917	55,669	56,884	54,814

Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 31,	March 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$234,356	$132,479
Short-term investments	510,372	115,441
Accounts receivable, net of allowance for doubtful accounts of $2,457 and $1,728, respectively	120,605	99,488
Prepaid expenses and other current assets	21,838	15,591
Deferred contract acquisition costs	27,161	—
Total current assets	914,332	362,999
Property and equipment, net	80,742	53,899
Restricted cash	8,805	8,202
Goodwill	41,512	11,828
Intangible assets, net	13,855	1,312
Deferred contract acquisition costs, non-current	26,218	—
Other assets, non-current	4,763	5,086
Total assets	$1,090,227	$443,326
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$10,249	$2,985
Accrued compensation and benefits	23,537	17,414
Other current liabilities	14,572	8,619
Deferred revenue	267,000	189,633
Total current liabilities	315,358	218,651
Convertible senior notes, net	405,937	—
Deferred rent, non-current	11,025	8,147
Deferred revenue, non-current	4,597	649
Other liabilities, non-current	947	775
Total liabilities	737,864	228,222
Redeemable non-controlling interest	2,733	—
Stockholders’ equity:
Common stock, $0.001 par value	58	56
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	654,759	521,119
Accumulated other comprehensive income (loss)	645	(324)
Accumulated deficit	(305,569)	(305,484)
Total stockholders’ equity	349,630	215,104
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,090,227	$443,326

Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Year Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss attributable to New Relic	$(40,893)	$(45,320)
Net loss attributable to redeemable non-controlling interest	$(863)	$—
Net loss:	$(41,756)	$(45,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	53,794	23,243
Amortization of debt discount and issuance costs	17,404	—
Stock-based compensation expense	56,198	40,598
Other	(1,655)	1,559
Changes in operating assets and liabilities:
Accounts receivable, net	(22,557)	(38,315)
Prepaid expenses and other assets	(1,814)	(9,794)
Deferred contract acquisition costs	(38,667)	—
Accounts payable	245	(1,823)
Accrued compensation and benefits and other liabilities	11,539	2,112
Deferred revenue	81,559	63,878
Deferred rent	1,227	(488)
Net cash provided by operating activities	115,517	35,650
Cash flows from investing activities:
Purchases of property and equipment	(43,303)	(21,368)
Cash paid for acquisition, net of cash acquired	(30,432)	—
Purchases of short-term investments	(659,428)	(128,669)
Proceeds from sale and maturity of short-term investments	267,657	131,135
Capitalized software development costs	(5,162)	(4,843)
Net cash used in investing activities	(470,668)	(23,745)
Cash flows from financing activities:
Investment from redeemable non-controlling interest	3,596	—
Proceeds from issuance of convertible senior notes, net of issuance costs	488,669	—
Purchase of capped call related to convertible senior notes	(63,182)	—
Proceeds from employee stock purchase plan	11,165	7,592
Proceeds from issuance of common stock	17,383	24,764
Net cash provided by financing activities	457,631	32,356
Net increase in cash, cash equivalents and restricted cash	102,480	44,261
Cash, cash equivalents and restricted cash at beginning of period	140,681	96,420
Cash, cash equivalents and restricted cash at end of period	$243,161	$140,681

Reconciliation of ASC 605 to ASC 606 Statements of Operations- GAAP
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,			Year Ended March 31,
	2019			2019
	ASC 605	Adjustments	ASC 606	ASC 605	Adjustments	ASC 606
Revenue	$131,536	$561	$132,097	$477,875	$1,350	$479,225
Cost of revenue	21,696	—	21,696	77,399	—	77,399
Gross profit	109,840	561	110,401	400,476	1,350	401,826
Operating expenses:
Research and development	32,112	—	32,112	104,859	—	104,859
Sales and marketing	75,593	(3,618)	71,975	269,882	(12,816)	257,066
General and administrative	21,714		21,714	73,007		73,007
Total operating expenses	129,419	(3,618)	125,801	447,748	(12,816)	434,932
Loss from operations	(19,579)	4,179	(15,400)	(47,272)	14,166	(33,106)
Other income (expense):
Interest income	4,077	—	4,077	13,103	—	13,103
Interest expense	(5,747)	—	(5,747)	(19,679)	—	(19,679)
Other income (expense), net	(92)		(92)	(1,377)		(1,377)
Loss before income taxes	(21,341)	4,179	(17,162)	(55,225)	14,166	(41,059)
Income tax provision	257	—	257	697	—	697
Net loss	$(21,598)	$4,179	$(17,419)	$(55,922)	$14,166	$(41,756)
Net loss attributable to redeemable non-controlling interest	$580		580	$863		863
Net loss attributable to New Relic	$(21,018)	$4,179	$(16,839)	$(55,059)	$14,166	$(40,893)
Net loss attributable to New Relic per share, basic and diluted	$(0.37)	$0.07	$(0.30)	$(0.97)	$0.25	$(0.72)
Weighted-average shares used to compute net loss per share, basic and diluted	56,917		56,917	56,884		56,884

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit and gross margin:
GAAP gross profit	$110,401	$(561)	$109,840	$82,065
Plus: Stock-based compensation expense	966	—	966	724
Plus: Amortization of purchased intangibles	440	—	440	197
Plus: Amortization of stock-based compensation capitalized in software development costs	182	—	182	225

Plus: Employer payroll tax on employee equity incentive plans	137	—	137	93
Non-GAAP gross profit	$112,126	$(561)	$111,565	$83,304
GAAP gross margin	84%	—%	84%	83%
Non-GAAP adjustments	1%	—%	1%	2%
Non-GAAP gross margin	85%	—%	85%	85%
Reconciliation of operating expenses:
GAAP research and development	$32,112	$—	$32,112	$19,646
Less: Stock-based compensation expense	(6,191)	—	(6,191)	(3,076)
Less: Employer payroll tax on employee equity incentive plans	(598)	—	(598)	(412)
Non-GAAP research and development	$25,323	$—	$25,323	$16,158
GAAP sales and marketing	$71,975	$3,618	$75,593	$55,006
Less: Stock-based compensation expense	(6,213)	—	(6,213)	(4,811)
Less: Employer payroll tax on employee equity incentive plans	(577)	—	(577)	(390)
Non-GAAP sales and marketing	$65,185	$3,618	$68,803	$49,805
GAAP general and administrative	$21,714	$—	$21,714	$14,945
Less: Stock-based compensation expense	(3,205)	—	(3,205)	(2,209)
Less: Transaction costs related to acquisition	(461)	—	(461)	—
Less: Lawsuit litigation expense	(76)	—	(76)	—
Less: Employer payroll tax on employee equity incentive plans	(192)	—	(192)	(190)
Non-GAAP general and administrative	$17,780	$—	$17,780	$12,546
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(15,400)	$(4,179)	$(19,579)	$(7,532)
Plus: Stock-based compensation expense	16,575	—	16,575	10,820
Plus: Amortization of purchased intangibles	440	—	440	197
Plus: Transaction costs related to acquisition	461	—	461	—
Plus: Amortization of stock-based compensation capitalized in software development costs	182	—	182	225
Plus: Lawsuit litigation expense	76	—	76	—
Plus: Employer payroll tax on employee equity incentive plans	1,505	—	1,505	1,085
Non-GAAP income (loss) from operations	$3,839	$(4,179)	$(340)	$4,795
GAAP operating margin	(12%)	(3%)	(15%)	(8%)
Non-GAAP adjustments	15%	—%	15%	13%
Non-GAAP operating margin	3%	(3%)	—%	5%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(16,839)	$(4,179)	$(21,018)	$(6,966)
Plus: Stock-based compensation expense	16,575	—	16,575	10,820
Plus: Amortization of purchased intangibles	440	—	440	197
Plus: Transaction costs related to acquisition	461	—	461	—
Plus: Amortization of stock-based compensation capitalized in software development costs	182	—	182	225
Plus: Lawsuit litigation expense	76	—	76	—
Plus: Employer payroll tax on employee equity incentive plans	1,505	—	1,505	1,085

Plus: Amortization of debt discount and issuance costs	5,093	—	5,093	—
Non-GAAP net income (loss) attributable to New Relic	$7,493	$(4,179)	$3,314	$5,361
Non-GAAP net income (loss) attributable to New Relic per share:
Basic	$0.13	$(0.07)	$0.06	$0.10
Diluted	$0.13	$(0.07)	$0.06	$0.09
Shares used in non-GAAP per share calculations:
Basic	56,917	—	56,917	55,669
Diluted	59,453	—	59,453	58,669

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Year Ended March 31,
	2019			2018
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit and gross margin:
GAAP gross profit	$401,826	$(1,350)	$400,476	$292,333
Plus: Stock-based compensation expense	3,487	—	3,487	2,440
Plus: Amortization of purchased intangibles	1,273	—	1,273	1,187
Plus: Amortization of stock-based compensation capitalized in software development costs	736	—	736	927
Plus: Employer payroll tax on employee equity incentive plans	365	—	365	208
Non-GAAP gross profit	$407,687	$(1,350)	$406,337	$297,095
GAAP gross margin	84%	—%	84%	82%
Non-GAAP adjustments	1%	—%	1%	2%
Non-GAAP gross margin	85%	—%	85%	84%
Reconciliation of operating expenses:
GAAP research and development	$104,859	$—	$104,859	$74,332
Less: Stock-based compensation expense	(17,634)	—	(17,634)	(12,176)
Less: Employer payroll tax on employee equity incentive plans	(1,385)	—	(1,385)	(967)
Non-GAAP research and development	$85,840	$—	$85,840	$61,189
GAAP sales and marketing	$257,066	$12,816	$269,882	$207,021
Less: Stock-based compensation expense	(23,253)	—	(23,253)	(16,925)
Less: Employer payroll tax on employee equity incentive plans	(1,306)	—	(1,306)	(1,080)
Non-GAAP sales and marketing	$232,507	$12,816	$245,323	$189,016
GAAP general and administrative	$73,007	$—	$73,007	$57,788
Less: Stock-based compensation expense	(11,824)	—	(11,824)	(9,057)
Less: Transaction costs related to acquisition	(1,267)	—	(1,267)	—
Less: Lawsuit litigation expense	(76)	—	(76)	—
Less: Employer payroll tax on employee equity incentive plans	(500)	—	(500)	(387)
Non-GAAP general and administrative	$59,340	$—	$59,340	$48,344
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(33,106)	$(14,166)	$(47,272)	$(46,808)
Plus: Stock-based compensation expense	56,198	—	56,198	40,598

Plus: Amortization of purchased intangibles	1,273	—	1,273	1,187
Plus: Transaction costs related to acquisition	1,267	—	1,267	—
Plus: Amortization of stock-based compensation capitalized in software development costs	736	—	736	927
Plus: Lawsuit litigation expense	76	—	76	—
Plus: Employer payroll tax on employee equity incentive plans	3,557	—	3,557	2,642
Non-GAAP income (loss) from operations	$30,001	$(14,166)	$15,835	$(1,454)
GAAP operating margin	(7%)	(2%)	(9%)	(13%)
Non-GAAP adjustments	13%	—%	13%	13%
Non-GAAP operating margin	6%	(2%)	4%	—%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(40,893)	$(14,166)	$(55,059)	$(45,320)
Plus: Stock-based compensation expense	56,198	—	56,198	40,598
Plus: Amortization of purchased intangibles	1,273	—	1,273	1,187
Plus: Transaction costs related to acquisition	1,267	—	1,267	—
Plus: Amortization of stock-based compensation capitalized in software development costs	736	—	736	927
Plus: Lawsuit litigation expense	76	—	76	—
Plus: Employer payroll tax on employee equity incentive plans	3,557	—	3,557	2,642
Plus: Amortization of debt discount and issuance costs	17,404	—	17,404	—
Non-GAAP net income (loss) attributable to New Relic	$39,618	$(14,166)	$25,452	$34
Non-GAAP net income (loss) attributable to New Relic per share:
Basic	$0.70	$(0.25)	$0.45	$—
Diluted	$0.66	$(0.23)	$0.43	$—
Shares used in non-GAAP per share calculations:
Basic	56,884	—	56,884	54,814
Diluted	59,751	—	59,751	57,528

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$48,623	$11,557	$115,517	$35,650
Capital expenditures	(13,588)	(3,791)	(43,303)	(21,368)
Capitalized software development costs	(1,352)	(1,789)	(5,162)	(4,843)
Free cash flows (Non-GAAP)	$33,683	$5,977	$67,052	$9,439
Net cash used in investing activities	$(11,320)	$(13,272)	$(470,668)	$(23,745)
Net cash provided by financing activities	$12,142	$8,957	$457,631	$32,356